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                                                              EXHIBIT 10(r)
                                      NOTE

#___-98

$____________                                               EUGENE, OREGON


________________________, 199___ after date, I (or if more than one maker), we jointly and severally, promise to pay to the order of ________________________ at ________________________; ________________________________________ DOLLARS,
With interest hereon at the rate of 12.000% per annum from March 26, 1998 until paid; interest to be paid monthly and if so not paid, all the principal and interest, at the option of the holder of this note, shall become immediately due and collectable. Any part hereof may be paid at any time. If this note is placed in the hands of an attorney for collection, I/we promise and agree to pay holder's reasonable attorney's fees and collection costs, even though no such suit or action is filed hereon; if a suit is filed, the amount of such reasonable attorney's fees shall be fixed by the courts in which the suit or action, including any appeal therein, is tried, heard or decided.

Other clauses: The funds shall be used only as capital for the operation of
               Credit Concepts Inc.


Credit Concepts, Inc.



By:______________________________
     Its President